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                                                                    EXHIBIT 5.01

          SMITH, ANDERSON, BLOUNT, DORSETT, MITCHELL & JERNIGAN, L.L.P.
                                     Lawyers
                         2500 First Union Capitol Center
                          Raleigh, North Carolina 27601
                               Phone: 919-821-1220
                                Fax: 919-821-6800

                                 April 13, 1998

FNB Financial Services Corporation
202 South Main Street
Reidsville, North Carolina  27320

         Re: Registration Statement of Form S-2

Gentlemen:

         We have acted as counsel to FNB Financial Services Corporation (the "Company") in connection with the preparation of a Registration Statement on Form S-2 (No. 333-47203) (the "Initial Registration Statement") relating to the registration of up to 747,500 shares, including shares subject to Underwriters' over-allotments, if any (the "Initial Shares"), of the Company's common stock, par value $1.00 per share ("Common Stock") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on March 3, 1998, as amended by Amendment No. 1 on April 1, 1998, incorporated by reference into the Company's registration statement on Form S-2 filed on April 14, 1998 pursuant to Rule 462(b) (the "462(b) Registration Statement" and together with the Initial Registration Statement, the "Registration Statement") under which an additional 149,500 shares of Common Stock are being registered (the "462(b) Shares" and together with the Initial Shares, the "Shares"). The Shares will be sold pursuant to an underwriting agreement (the "Underwriting Agreement") by and between the Company and Interstate/Johnson Lane Corporation, as representative of the several underwriters named in the Underwriting Agreement. This opinion is in addition to the opinion of our firm dated March 31, 1998, which was filed as Exhibit 5.01 to Amendment No. 1 to the Initial Registration Statement, filed with the Commission on April 1, 1998.

         We have examined the Amended and Restated Articles of Incorporation of the Company, in the form in which such Amended and Restated Articles of Incorporation are to be filed by the Company with the North Carolina Secretary of State (and have assumed, for purposes of our opinion set forth below, that such Amended and Restated Articles of Incorporation have been so filed), the Bylaws of the Company, as amended, minutes of meetings of its Board of Directors, and such other corporate records of the Company and other documents and have made such examinations of law as we have deemed necessary for purposes of this opinion.

         Based on and subject to the foregoing and to the additional qualifications set forth below, it is our opinion that the 462(b) Shares which are being registered pursuant to the 462(b) Registration Statement will, when issued and delivered against payment therefor as contemplated in the Registration Statement and the Underwriting Agreement, be legally issued, fully paid and nonassessable.

         We hereby consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. Such consent shall not be deemed to be an admission that this firm is within the category of persons whose consent is required under Section 7 of the Act or the regulations promulgated pursuant to the Act.

         This opinion is limited to the laws of the State of North Carolina and no opinion is expressed as to the laws of any other jurisdiction.

         The opinion expressed herein does not extend to compliance with federal and state securities law relating to the sale of the Shares.

         This opinion is rendered solely for your benefit in connection with the transaction described above and may not be used or relied upon by any other person without prior written consent in each instance.

                                        Sincerely yours,

                                        /s/ SMITH, ANDERSON, BLOUNT, DORSETT,
                                          MITCHELL & JERNIGAN, L.L.P.

                                        SMITH, ANDERSON, BLOUNT, DORSETT,
                                          MITCHELL & JERNIGAN, L.L.P.